UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2004

AMERICAN RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its chapter)

Delaware	33-48183	33-0193602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4410 El Camino Real, Suite 201, Los Altos, California		94022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(650) 949-6400

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

American Restaurant Group, Inc. Announces Engagement of Financial Advisor in Connection With its Notes

The registrant, American Restaurant Group, Inc., has engaged investment bankers Jefferies & Company, Inc. to act as its financial advisor to explore capital restructuring and to assist with discussions with holders of  its 11½% Senior Secured Notes due 2006 (“Notes”).

On May 3, 2004, the registrant did not pay the semi-annual interest payment then due on the Notes.  Under the provisions of the indenture governing the Notes, the registrant has a grace period ending June 2, 2004 within which to make the interest payment before there is an “Event of Default” (as such term is defined in the indenture).

While the registrant is hopeful that it will be able to negotiate successfully with its creditors and resolve its capital structure, there can be no assurances that it will be able to do so.

The Company; Forward-Looking Statements

American Restaurant Group, Inc., through its subsidiaries, owns and operates Stuart Anderson’s Black Angus restaurants, a chain of western-style steakhouses specializing in steak and prime rib.

THIS CURRENT REPORT ON FORM 8-K MAY CONTAIN “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934.  ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS REPORT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS OF THE REGISTRANT WHICH INVOLVE RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED.  THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, FINANCIAL MARKET RISKS, COMPETITION, ECONOMIC CONDITIONS, REGULATORY MATTERS, LITIGATION, THE RISK THAT THE REGISTRANT MAY NOT BE ABLE TO NEGOTIATE SUCCESSFULLY WITH ITS CREDITORS AND RESOLVE ITS CAPITAL STRUCTURE (IN WHICH CASE THE CREDITORS MAY SEEK TO ACCELERATE THE DEBT OR PURSUE OTHER REMEDIES), AS WELL AS OTHER RISKS DESCRIBED IN THE FILINGS OF THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION.  ALTHOUGH THE REGISTRANT BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM EXPECTATIONS BECAUSE OF CHANGES IN OPERATING PERFORMANCE, ECONOMIC FACTORS, OR OTHER FACTORS BEYOND THE REGISTRANT’S CONTROL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Restaurant Group, Inc.

By: /s/ Patrick J. Kelvie
Date: May 3, 2004	Patrick J. Kelvie
Vice President, Treasurer, Secretary & General Counsel